UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 31, 2016

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On March 31, 2016, Franklin Covey Co. (the Company) announced its financial results for the second quarter of fiscal 2016, which ended on February 27, 2016.  A copy of the earnings release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2016, the Company appointed Anne H. Chow to its Board of Directors.  Ms. Chow is currently the President of Integrator Solutions at AT&T Business.  As President of Integrator Solutions, Anne leads a team of over 6,000 industry professionals around the globe who are responsible for developing, delivering, and managing integrated solutions for AT&T’s largest multinational business customers as a direct channel as well as through strategic alliances.  The global scope of her responsibilities include sales and end-to-end relationship management for both Systems Integrator Solutions and Energy Solutions verticals, multi-billion dollar income statement ownership for these segments as well as for AT&T’s sourcing business, and customer service operations for complex managed services across AT&T Business.  Since 2000, Ms. Chow has held a variety of leadership positions at AT&T, including Senior Vice President – Global Solutions and Sales Operations and Senior Vice President –Premier Client Group.  The Company believes that Ms. Chow’s strong sales and relationship management background as well as her distribution and global leadership experience will be a valuable addition to its Board of Directors.  Ms. Chow is an “independent director” under the listing standards of the New York Stock Exchange.

A long standing, active member of the community, Anne has previously served on the boards of the AT&T Foundation, Hunterdon Healthcare System, New Jersey Chamber of Commerce, Asian and Pacific Islander American Scholarship Fund, and the Joint Center for Political and Economic Studies.  Ms. Chow is currently a member of the Advisory Board for the National Sales Network as well as the Technology Advisory Committee for the Boys and Girls Club of America.  She also serves as Vice Chair of the Board of Directors for the Asian American Justice Center and as a member of the National Board of Directors for the Girl Scouts of the USA.

Anne holds a Master’s Degree in Business Administration with Distinction from The Johnson School at Cornell University, as well as a Bachelor of Science Degree and Masters of Engineering Degree in Electrical Engineering from Cornell University.  Ms. Chow is also a graduate of the Pre-College Division of the Juilliard School of Music.

Ms. Chow will be compensated for her services in accordance with the Company’s compensation program for directors as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on December 14, 2015.

Ms. Chow has not been appointed to any of the Company’s board committees and her term of service will expire at the annual meeting of shareholders scheduled to be held following the end of fiscal 2016.

Item 8.01     Other Events

On March 17, 2016, the Company announced that it would host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter ended February 27, 2016.  The discussion is scheduled to be held on Thursday, March 31, 2016 at 5:00 p.m. Eastern daylight time (3:00 p.m. Mountain daylight time).

Interested persons can participate by dialing 888-771-4371 (International participants may dial 847-585-4405), access code: 42125133. Alternatively, a webcast will be accessible at the following Web site: http://www.edge.media-server.com/m/p/qrtknk5h.

A replay will be available from March 31 (7:30 pm ET) through April 7, 2016 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 42125133#.  The webcast will remain accessible through April 7, 2016 on the Investor Relations area of the Company's website at: http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
99.1	Earnings release dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 31, 2016	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer